UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2016

COLUCID PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37358	20-3419541
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

222 Third Street, Cambridge, Massachusetts 02142

(Address of principal executive offices) (Zip Code)

(857) 285-6495

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 10, 2016. Stockholders took the following actions on the business items which were set forth in the notice for the meeting:

•	Elected three directors to serve as Class I directors until the 2019 annual meeting of stockholders (Proposal 1);

•	Approved the material terms of the 2015 Equity Incentive Plan for purposes of Code Section 162(m) (Proposal 2); and

•	Ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2016 (Proposal 3).

The vote tabulation for each proposal is as follows:

Proposal 1 – Election of Directors

Nominee	For	Withhold	Broker Non-Vote
Martin Edwards	8,001,403	1,717,608	1,866,038
Marvin L. White	9,713,561	5,450	1,866,038
Alison Lawton	9,713,561	5,450	1,866,038

Proposal 2 – Approval of Material Terms of the 2015 Equity Incentive Plan

For	Against	Abstain	Broker Non-Vote
7,928,199	1,789,702	1,110	1,866,038

Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Vote
11,555,035	23,974	6,040	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUCID PHARMACEUTICALS, INC.

Date: May 11, 2016	By:	/s/ Matthew Dallas
Matthew Dallas
Chief Financial Officer